Exhibit e-2


                       FRED ALGER & COMPANY, INCORPORATED
                            SELECTED DEALER AGREEMENT

Fred Alger & Company, Incorporated (the "Distributor") acts as the principal distributor of the shares of beneficial interest of the open-end investment company set forth on Schedule A attached hereto (the "Fund") pursuant to distribution agreements between the Distributor and the Fund (the "Distribution Agreements"). The Fund is an open-end investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"). The Distributor invites you (the "Selected Dealer") to participate in the distribution of shares of the Fund (the "Shares") and/or provide shareholder services to the shareholders of the Fund upon the following terms and conditions:

SECTION 1.        SALE AND REDEMPTION OF FUND SHARES

(a) All sales and redemptions of Shares for the account of the Selected Dealer's clients shall be conducted by the Selected Dealer in compliance with the terms and conditions of the prospectuses and statements of additional information of the Fund, as then amended or supplemented (the "Prospectus and Statement") in effect at the time of such sales and redemptions, including any amendments or supplements thereto.

(b) Orders for the purchase of Shares will be accepted by the Distributor through Alger Shareholder Services, Inc. ("Transfer Agent"), on the Distributor's behalf, at the then public offering price per share, as set forth in the current Prospectus and Statement. Orders for the redemption of Shares shall be executed at the net asset value per share less the applicable deferred sales charge, redemption fee or similar charge or fee, if any. Orders shall be handled in accordance with instructions which the Distributor, the Fund or the Transfer Agent shall forward from time to time to the Selected Dealer or receive through the National Securities Clearing Corporation ("NSCC") and forward from time to time to the Selected Dealer. All orders are subject to acceptance or rejection by the Distributor or the Fund in the sole discretion of either.

(c) The Selected Dealer agrees to purchase Shares only in transactions contemplating the simultaneous resale of such Shares to its clients and in no event shall the Selected Dealer place orders for Shares unless the Selected Dealer has already received purchase orders for such Shares at the applicable public offering prices and subject to the terms hereof. The Selected Dealer shall not withhold placing orders for the Shares received from the Selected Dealer's customers so as to profit as a result of such withholding (e.g., by a change in the net asset value from that used in determining the offering price to the Selected Dealer's clients.). Nothing in this Section 1(c) shall prevent the purchase of Shares by the Selected Dealer for its own bona fide investment.

SECTION 2.        FUND INFORMATION

(a) In connection with sales and offers to sell Shares, the Selected Dealer will furnish to each of its clients to whom any such sale or offer is made, a copy of the Prospectus of the Fund and, if requested, the Statement of the Fund, and will not furnish to any client any information relating to the Fund that is inconsistent in any respect with the information contained in the Prospectus and Statement or cause any written materials to be used in connection with offers or sales of Shares, or any advertisement to be published in any newspaper, magazine or other publication, broadcast by television, radio or other means or posted in any public place without the Distributor's prior written consent. The
Distributor shall supply the Selected Dealer with additional copies of the Prospectus and Statement upon the Selected Dealer's request.



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


(b) The Selected Dealer is not authorized to make any representations concerning the Shares except those contained in the Prospectus and Statement and in such supplemental information as is issued by the Distributor or the Fund and furnished in writing to the Selected Dealer from time to time. In placing orders for the purchase of Shares, the Selected Dealer shall rely solely on the representations contained in the Prospectus and Statement and the supplemental information. Any printed information that the Distributor furnishes to the Selected Dealer other than the Prospectus, Statement, information supplemental to the Prospectus and Statement issued by the Fund, periodic reports, and proxy solicitation materials is the Distributor's sole responsibility and not the responsibility of the Fund, and the Selected Dealer agrees that the Fund shall have no liability or responsibility to the Selected Dealer in these respects, unless expressly assumed by an instrument in writing in connection therewith.

SECTION 3.        COMPENSATION

The Distributor will compensate the Selected Dealer for sales of Shares and services provided to shareholders of the Fund as set forth on Schedule B attached hereto.

SECTION 4.        AUTHORITY

In all sales of Shares to the public the Selected Dealer shall act as dealer for the Selected Dealer's own account. In no transaction shall the Selected Dealer have any authority to act as an agent, employee or representative of the Distributor or the Fund or to make any representation on behalf of the Distributor or the Fund.

SECTION 5.        COMPLIANCE

(a) The Distributor and the Selected Dealer shall comply with all applicable federal and state laws, rules, and regulations, in conducting their activities under this Agreement, including but not limited to: federal and state securities laws; all rules, regulations and interpretations by governmental and regulatory bodies and self-regulatory organizations having jurisdiction over the Distributor and the Selected Dealer, including but not limited to the U.S. Securities and Exchange Commission (the "SEC") and the National Association of Securities Dealers, Inc. ("NASD"); all rules, regulations, and procedures of the NSCC; and all federal and state banking laws, as applicable.

(b) Upon application to the Distributor, the Distributor will inform the Selected Dealer as to the states and jurisdictions under the laws of which, to the best information and belief of the Distributor, the Shares have been qualified for sale or are exempt from such qualifications, but the Distributor assumes no responsibility or obligation as to the Selected Dealer's right to sell Shares in any state or jurisdiction.

(c)  The  Distributor  and the  Selected  Dealer  shall  not  disclose  customer
"non-public personal information," as defined by Regulation S-P under the Gramm-Leach-Bliley Act of 1999, as amended ("Regulation S-P"), that is obtained in the course of performance of their duties and obligations under this Agreement to any third party, for any purpose except as necessary to effect the terms and conditions of this Agreement or as permitted or required by law. The Distributor and the Selected Dealer shall maintain and ensure the security and confidentiality of customer "non-public personal information," in accordance with the mandates of Regulation S-P. The obligations provided by this Section 5(c) shall survive termination of this Agreement.



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


(d) The Distributor and the Selected Dealer shall comply with Title III of the United and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT) Act of 2001, as amended ("USA Patriot Act"), and the rules promulgated thereunder, and all related federal, state, self-regulatory organization and SEC anti-money laundering laws, rules, and regulations.

(e) The Selected Dealer shall be responsible for insuring its compliance with all applicable federal and state laws, rules, and regulations. The Distributor shall have full authority to take such action as the Distributor may deem advisable with respect to all matters pertaining to the continuous offering, distribution, and redemption of Shares and this Agreement.

SECTION 6.        REPRESENTATIONS AND WARRANTIES

(a) The Selected Dealer represents and warrants that it is:

         (i) a duly registered broker-dealer under the Securities Exchange Act of 1934, as amended ("Exchange Act") and member in good standing of the NASD, and licensed and authorized to conduct the transactions contemplated by this Agreement; or

         (ii) a non-U.S. broker-dealer not eligible for membership in the NASD which agrees to make no sales within the U.S., its territories or its possessions or to persons who are citizens thereof or residents therein, licensed and authorized to carry on investment business in the Selected Dealer's home jurisdiction, including the transactions contemplated by this Agreement, subject to the supervision and regulation of an investment regulatory authority or organization in the Selected Dealer's home jurisdiction; or

         (iii) a U.S. bank, as defined by Section 3(a)(6) of the Exchange Act, or financial institution licensed and authorized to carry on investment business in the U.S., including the transactions contemplated by this Agreement, subject to the supervision and regulation of relevant U.S. banking regulatory authorities; or

         (iv) a non-U.S. bank or financial institution, not eligible for membership in the NASD which agrees to make no sales within the U.S., its territories or its possessions or to persons who are citizens thereof or residents therein, licensed and authorized to carry on investment business in the Selected Dealer's home jurisdiction, including the transactions contemplated by this Agreement, subject to the supervision and regulation of a relevant banking regulatory authority or organization in the Selected Dealer's home jurisdiction.

(b) The Distributor represents and warrants that:

         (i)      the Fund has been duly registered under the 1940 Act;

         (ii) the Shares are registered under the Securities Act of 1933, as amended (the "1933 Act"); and

         (iii) the Prospectus and Statement comply in all material respects with applicable regulatory and disclosure requirements.



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


SECTION 7.        INDEMNIFICATION

(a) The Selected Dealer shall indemnify the Distributor and its directors, officers, trustees, employees, and agents (collectively the "Distributor Indemnified Parties"), from and against all losses suffered, claims, damages, obligations, penalties, actions, judgments, suits, costs, disbursements, liabilities or expenses whatsoever (including reasonable legal fees and expenses), other than those resulting from the bad faith or gross negligence on the part of the Distributor Indemnified Parties or any associated person of the Distributor, as defined by Article I of the By-Laws of the NASD, which may be imposed on, incurred by or asserted against the Distributor, resulting from the Selected Dealer's or any associated person of the Selected Dealer's:

         (i) violation of or noncompliance with any applicable law, rule or regulation, related to the services provided for under this Agreement;

         (ii)     making of any  unauthorized  representations  in  violation of
                  Section 2(b) of this Agreement; or

         (iii) breach of any representation, warranty, covenant or provision contained in this Agreement.

(b) The obligations provided by this Section 7 shall survive termination of this Agreement.

(c) The Selected Dealer agrees to indemnify the Distributor for any loss, including losses resulting from changes in Share prices, in connection with checks that are tendered to the Distributor for the purchase of Shares and that are not paid when presented fro payment to the appropriate bank.

SECTION 8.        TERM AND TERMINATION

(a) This Agreement shall become effective upon the date of execution by the Distributor and the Selected Dealer (the "Commencement Date"). The provisions of the Distribution Agreements, the China-U.S. Growth Fund Plan as defined under
Section I(B) of Schedule B attached hereto are incorporated herein by reference and this Agreement shall continue in effect with respect to the Fund only so long as the continuation of the Distribution Agreement relating the Fund and the China-U.S. Growth Fund Plan are approved at least annually by the Board of Trustees of the Fund in the manner contemplated by the Fund's Distribution Agreement and by applicable law.

(b) This Agreement shall be terminable by either party without penalty upon thirty (30) days' written notice to the other party; provided, however, that notwithstanding any termination, the Selected Dealer shall continue to pay the Selected Dealer the Distribution Fee contemplated under Section I(B) of Schedule B hereof as to Shares sold to the Selected Dealer's customers in accordance with this Agreement and held by such customers as of the date of termination ("Pre-Termination Shares"), for so long as the Selected Dealer continues to provide the services contemplated under Section I(B) of Schedule B hereof with respect to such Pre-Termination Shares. Provided, however, the Selected Dealer will make no such payment upon the happening of any event that terminates the Fund's China-U.S. Growth Fund Plan or Distribution Agreement with the Distributor. Further, so long as the Selected Dealer continues to perform the services contemplated under Section I(B) as to any Pre-Termination Shares, this Agreement will otherwise



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


remain in full force and effect as to such Pre-Termination Shares. The Selected Dealer agrees, in the event of termination, to provide the Distributor will such reports as reasonably requested by the Distributor to determine that the continued payment of the Distribution Fee has been calculated in accordance with this Agreement. The Distributor reserves the right in its discretion, without notice, to suspend sales or withdraw the offering of Shares entirely.

(c) This Agreement shall terminate automatically in the event that the Selected Dealer ceases to be a member in good standing of NASD; upon the occurrence of any event affecting the Selected Dealer's registration as a broker-dealer under the Exchange Act; upon the occurrence of any event affecting the Selected Dealer's authorization and license to carry on investment business in the U.S.; or upon the occurrence of any event affecting the Selected Dealer's authorization and license to carry on investment business in the Selected Dealer's home jurisdiction. The Selected Dealer agrees to promptly notify the Distributor upon the occurrence of any event affecting the Selected Dealer's registration as a broker-dealer under the Exchange Act or of any event terminating or suspending the Selected Dealer's registration, authorization or license to carry on investment business in the U.S. or the Selected Dealer's home jurisdiction, including the transactions contemplated by this Agreement.

SECTION 9.        AMENDMENT AND WAIVER

(a) This Agreement may be amended by the Distributor at any time upon ten (10) days' written notice to the Selected Dealer. The Selected Dealer's placing any order after the effective date of notice of any such amendment shall constitute acceptance thereof by the Selected Dealer. The Distributor may amend the Schedules to this Agreement at any time by ten (10) days' written notice transmitting the amended Schedule to the Selected Dealer.

(b) Any of the terms of this Agreement may be waived in whole or in part. No term of this Agreement shall be deemed to have been waived unless such waiver is expressed in an instrument in writing signed by the party waiving the term and transmitted to the other party. No failure of either party to insist upon strict performance of any provision of this Agreement shall constitute a waiver. Nothing contained in this Section 9 is intended to operate as and shall not in any way whatsoever constitute, a waiver by the Selected Dealer or the Distributor of compliance with any applicable federal or state law, rule or regulation, as described under Section 5(a) of this Agreement.

SECTION 10.       ASSIGNMENT

This Agreement shall not be assignable by the Selected Dealer. The Distributor may assign its rights and obligations under this Agreement to any affiliate of the Distributor upon written notice to the Selected Dealer.

SECTION 11.       NOTICES

(a) To be effective, all notices, consents, and other communications under this Agreement must be in writing and given by:

         (i)      personal delivery;

         (ii) registered or certified United States first class mail return receipt requested; or



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


         (iii) by facsimile telecopier, telex, telegraph or similar means of same day delivery followed by a confirming hard copy by mail as provided for under Section 11(a)(ii).

(b) Unless otherwise agreed to by the Distributor and the Selected Dealer, all notices, consents, and other communications shall be given as follows:

         If to the Distributor:     Fred Alger & Company, Incorporated;
                                    30 Montgomery Street; Jersey City, NJ 07302;
                                    Attn.: Mr. James P. Connelly, Jr.

         If to the Selected Dealer: ____________________________________________

                                    ____________________________________________

                                    ____________________________________________


SECTION 12.       GOVERNING LAW

This Agreement and the rights of the parties hereunder shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to conflicts of laws principles.

SECTION 13.       SCHEDULES

All Schedules to this Agreement are by this reference incorporated into and made part of this Agreement. The Distributor may amend the Schedules from time to time in accordance with the provisions set forth in Section 9(a) of this Agreement.

SECTION 14.       SEVERABILITY

If  any  provision  of  this  Agreement  shall  be  held  invalid,   illegal  or
unenforceable in any jurisdiction, the validity, legality, and enforceability of the remaining provisions of this Agreement shall not be affected thereby.

SECTION 15.       CAPTIONS

Captions contained in this Agreement are inserted for convenience of reference only and shall not be deemed to define, limit or extend or otherwise affect the meaning or interpretation of this Agreement or any provision hereof.

SECTION 16.       ENTIRE AGREEMENT

This Agreement, together with its Schedules, constitutes the entire Agreement between the Distributor and the Selected Dealer regarding Shares and shall supersede any prior agreements or understandings between the parties hereto.




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


FRED ALGER & COMPANY, INCORPORATED


By:
      ----------------------------
      James P. Connelly, Jr.
      Executive Vice President

Date:
      ----------------------------

Please indicate your acceptance of this Agreement by returning two original signed and dated copies to the Distributor. The undersigned hereby accepts the offer set forth above.

Accepted

----------------------------------
Firm Name

By:
       ---------------------------
Name:
       ---------------------------
Title:
       ---------------------------
Date:
       ---------------------------










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


                                   SCHEDULE A


The China-U.S. Growth Fund








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


                                   SCHEDULE B

                                  Compensation

The Selected Dealer shall receive the following compensation in connection with sales of Shares: [verify terms of compensation]

I. PURCHASE OF SHARES

(A) The Selected Dealer shall receive compensation in the form of dealer concessions based on the aggregate purchase price of Shares purchased by the Selected Dealer during a particular calendar month, computed in the manner set forth in the Prospectus and Statement. Such compensation shall be payable as follows: (i) on the settlement date for those orders received through NSCC or
(ii) semi-monthly for all other orders. No compensation shall be payable in respect of Shares purchased through reinvestment of dividends or distributions, or in respect of Shares purchased in exchange for Shares that, either originally or through one or more exchange transactions, had been the subject of payments under this Section 3 of this Agreement. In addition, no compensation shall be payable in connection with Shares the redemption of which is subject to a waiver of the sales charge as set forth in the Prospectus and Statement.

(B) The Distributor will pay the Selected Dealer a fee ("Distribution Fee") at an annual rate of up to .75% of the average daily net assets of The China-U.S. Growth Fund attributable to Shares, pursuant to a Rule 12b-1 Plan of Distribution (the "China-U.S. Growth Fund Plan"). Such Distribution Fee is payable quarterly after the first year until such time as those Shares are redeemed or exchanged for shares of the Alger Money Market Portfolio. The Distributor receives compensation from The China-U.S. Growth Fund for the Distributor's distribution activities with respect to Shares pursuant to The China-U.S. Growth Fund. The Distributor reserves the right to terminate payment of the Distribution Fee to the Selected Dealer with respect to Shares in the event that The China-U.S. Growth Fund is terminated or not renewed in accordance with its terms or to reduce the payment of such fees to the Selected Dealer in the event that payments to the Distributor under the China-U.S. Growth Fund Plan are reduced.

II. SHAREHOLDER SERVICING FEES

(A) The Distributor will pay the Selected Dealer a fee (the "China-U.S. Growth Fund Shareholder Servicing Fee") computed daily at an annual rate equal to .25% of the aggregate net asset value on that day of all Shares of The China-U.S. Growth Fund, other than Shares of Alger Money Market Portfolio, purchased by the Selected Dealer, including such Shares purchased through reinvestment of dividends and distributions, which Shareholder Servicing Fee shall be payable quarterly. Such China-U.S. Growth Fund Shareholder Servicing Fee shall be payable with respect to Shares of the Fund only so long as and to the extent that the Fund reimburses the Distributor for payment of the China-U.S. Growth Fund Shareholder Servicing Fee to the Selected Dealer. The Distributor reserves the right to terminate or reduce payment of the China-U.S. Growth Fund
Shareholder Servicing Fee in the event that The China-U.S. Growth Fund terminates or reduces such reimbursement payments to the Distributor. The fees described in Paragraph 3 shall cease to accrue in connection with Shares that are redeemed or exchanged for Shares in the Alger Money Market Portfolio.

(B) In return for the China-U.S. Growth Fund Shareholder Servicing Fee, as the case may be, the Selected Dealer agrees to provide the following services to shareholders of the respective Funds: (i) responding to shareholder inquiries and providing information concerning their investments in the Fund; and (ii) providing such other similar services as the Distributor may reasonably request to the extent permitted under applicable laws, rules, and regulations.



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


III. OVERPAYMENT

Any overpayment of compensation and fees pursuant to this Schedule B shall reduce amounts payable to the Selected Dealer in subsequent months. If such overpayment is the final amount of compensation due and payable to the Selected Dealer, in such case the Selected Dealer shall pay forthwith to the Distributor the full amount of the overpayment. The Distributor reserves the right at any time to impose minimum fee payment requirements prior to tendering any payment which the Selected Dealer is entitled to under this Agreement.

IV.  CHARGEBACK

Notwithstanding the provisions set forth in Section I above, if any Shares sold to the Selected Dealer under the terms of this Agreement are tendered for redemption or repurchase within seven (7) business days after the date of the Distributor's confirmation of the original purchase by the Selected Dealer, the Selected Dealer shall forfeit its right to compensation with respect to such Shares. The Distributor shall notify the Selected Dealer of any such redemption or repurchase within ten (10) business days from the date on which the request for redemption or repurchase is delivered to the Distributor or to the Fund, and the Selected Dealer shall immediately refund to the Distributor any compensation allowed or paid in connection with such sale.





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